SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 8, 2002

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of Principal Executive Offices)

Registrants' telephone number, including area code:
(516) 803-2300
ITEM 5.	OTHER EVENTS

             On January 8, 2002, At Home Corporation (“At Home”), unilaterally and without warning, chose to terminate its At Home service to all of Cablevision Systems Corporation’s (“Cablevision”) Optimum@Home subscribers. In a letter dated January 9, 2002 (a copy of which is filed as Exhibit 99.1 hereto), Cablevision advised At Home that such termination of service constitutes an election by At Home to terminate the existing Master Distribution Agreement entered into by and between Cablevision and At Home and all other related agreements.

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ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 99.1	Letter from Cablevision to At Home, dated January 9, 2002.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Robert S. Lemle

	Name: Title:	Robert S. Lemle Vice Chairman, General Counsel & Secretary

Dated:  January 18, 2002

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